UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2018

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of principal executive offices) (Zip Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2018, Dais Analytic Corporation (the “Company”) issued ten (10) shares of Class B Redeemable Preferred Stock par value $0.01 per share (“Class B Stock”) having a stated value of $1.50 per share to Timothy N. Tangredi, the Company’s Chief Executive Officer, in exchange for $15, pursuant to approval of the Board of Directors of the Company.

Pursuant to the Company’s Certificate of Incorporation, as amended, the Company established 10,000 shares of the Class B  Stock. The Class B Stock includes the right to vote in an amount equal to 51% of the votes to approve certain corporate actions, including, without limitation, changing the name of the Company and increasing the number of authorized shares.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control Registrant.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

Dated: November 7, 2018	By:	/s/ Timothy N. Tangredi
	Name:	Timothy N. Tangredi
	Title:	Chief Executive Officer

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